As filed with the Securities and Exchange Commission on October 14, 1999
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            TRINITECH SYSTEMS, INC.
 -------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)
                                   06-1344888
 -------------------------------------------------------------------------------
                                  (IRS Employer
                             Identification Number)

                           ---------------------------

                                333 Ludlow Street
                           Stamford, Connecticut 06902
--------------------------------------------------------------------------------
                        (Address and telephone number of
                    Registrant's Principal Executive Offices)

                           ---------------------------

                               Richard A. Castillo
                             Chief Financial Officer
                             Trinitech Systems, Inc.
                                333 Ludlow Street
                           Stamford, Connecticut 06902
                       (Name, Address and Telephone Number
                              of Agent for Service)

                                    Copy to:

                             Adam W. Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

                                   Amount         Proposed Maximum                  Proposed Maximum
   Title of Shares to be            to be         Aggregate Price                       Aggregate                 Amount of
         Registered              Registered       Per Share                          Offering Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par            125,000                   $27.56(1)                $3,445,000             $957.71
value
================================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low price of the Company's Common Stock, $.001 par value, on the American Stock Exchange on October 8, 1999.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities laws to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities had been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

PROSPECTUS

                         125,000 SHARES OF COMMON STOCK

                             TRINITECH SYSTEMS, INC.

     The selling shareholders listed in this prospectus are offering and selling an aggregate of 125,000 shares of common stock of Trinitech Systems, Inc. All proceeds from the sale of the common stock under this prospectus will go to the selling shareholders.

     Our common stock is listed on the American Stock Exchange under the symbol "TSI". The last reported sale price on the American Stock Exchange for our common stock on October 12, 1999 was $32.50 per share.


--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 4 to read about certain factors you should consider before buying shares of the common stock.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                The date of this Prospectus is __________, 1999.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY............................................................3

RISK FACTORS..................................................................4

FORWARD LOOKING STATEMENTS....................................................7

WHERE YOU CAN FIND MORE INFORMATION...........................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................8

 ABOUT THIS PROSPECTUS........................................................9

USE OF PROCEEDS...............................................................9

SELLING SHAREHOLDERS..........................................................9

PLAN OF DISTRIBUTION.........................................................10

LEGAL MATTERS................................................................11

                               PROSPECTUS SUMMARY

         Trinitech develops and markets advanced electronic trading systems to brokerage firms, international global exchanges trading in equities, currencies and futures & options. We also successfully leverage our patented flat panel hardware technology, the Trinitech Touchpad(R), through sales outside the financial sector. The Trinitech Touchpad(R) is a state of the art computer monitor with several technologically advanced attributes, including a reduced size and weight, as well as a touch screen that allows an operator to interface with the computer by simply touching the image displayed on the screen. Our principal executive offices are located at 333 Ludlow Street, Stamford, Connecticut, 06902. Our telephone number is (203) 425-8000.

         This prospectus relates to 125,000 shares of common stock which are held by certain shareholders of Trinitech (the "Selling Shareholders") and were purchased in a private placement.

                                  RISK FACTORS

     The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before deciding to invest in our common stock.

PRIOR TO 1999, TRINITECH HAD BEEN UNPROFITABLE SINCE ITS INCEPTION AND THERE IS NO ASSURANCE THAT IT WILL REMAIN PROFITABLE IN THE FUTURE.

     We have conducted our business operations since June 1991. Prior to 1999 we have had limited revenue from operations or other financial results upon which investors may base an assessment of our potential. We have had cumulative operating losses since our inception in 1991 through June 30, 1999 of approximately $6.2 million. We cannot assure you that we will succeed in implementing our business strategy or continue to achieve profitable operations in the future.

IF WE ARE NOT ABLE TO IDENTIFY, DEVELOP, ASSEMBLE, MARKET OR SUPPORT OUR PRODUCTS SUCCESSFULLY OR RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES OR PRODUCT ANNOUNCEMENTS BY COMPETITORS, WE MAY NOT REMAIN COMPETITIVE.

     The markets for our products are characterized by rapidly changing technology and new product introductions. Accordingly, we believe that our future success will depend on our ability to enhance our existing products and to develop and introduce in a timely fashion new products that achieve market acceptance. We cannot assure you that we will be able to identify, develop, assemble, market or support our products successfully or that we will be able to respond effectively to technological changes or product announcements by competitors.

THE LOSS OF ANY OF OUR SIGNIFICANT CUSTOMERS WOULD LIKELY HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES.

     As of June 30, 1999, twelve customers accounted for approximately 57% of subscription revenue, and during the year ended December 31, 1998, two customers accounted for approximately 26% of total revenue. As we continue to increase our subscription customer base, Trinitech believes it will be less likely to be dependent on a limited number of significant customers. We cannot assure you that we will be less dependent on a limited number of significant customers in the future, and the loss of any such significant customer would likely have a material adverse effect on our revenues.

THE LOSS OF ANY OF OUR KEY EXECUTIVES MAY HAVE A MATERIAL ADVERSE EFFECT UPON OUR OPERATIONS.

     Our success is dependent upon the expertise of the key members of our management team, particularly our President and Chief Executive Officer, Mr. Peter Kilbinger Hansen. The loss of Mr. Hansen's services would, and the loss of Mr. Lars Kragh, Vice President-Research and Development, may, have a material adverse effect upon our operations. Our future success also depends on our continuing ability to attract, train and retain highly qualified technical, sales, marketing, development and managerial personnel. If we are unable to hire such personnel on a timely basis, our business, operating results and financial condition could be adversely affected.

TRINITECH FACES COMPETITION IN ITS INDIVIDUAL PRODUCT AREAS FROM COMPANIES THAT MAY HAVE LARGER AND GREATER FINANCIAL AND HUMAN RESOURCES AND MARKETING CAPABILITIES, WHICH MAY HINDER OUR ABILITY TO COMPETE SUCCESSFULLY.

         We have developed comprehensive electronic trading and order-routing systems for exchange floors and trader desktops as well as the ability to provide managed network services and specialized interfaces to exchange and back-office systems. Many of our products are based on FIX protocol, which stands for "Financial Information Exchange". FIX protocol offers the ability to connect the buy-side and sell-side of an equities transaction for electronic order/execution routing and trade information sharing. With the acceptance of FIX as the standard protocol for real-time electronic communication between brokerage firms and asset management companies, vendors, including Trinitech and certain of its competitors, have developed FIX-based trading system solutions. For further review, some of these entities are listed on the FIX Protocol website, WWW.FIXPROTOCOL.ORG. While we face considerable competitive pressure in our distinct product segments (i.e. trader workstations, network services, FIX engine technology, etc.), management believes that our position as an end-to-end, "one-stop" shop for electronic trading systems and solutions will lead to increased sales in our defined marketplace. However, certain of our competitors may have considerably larger and greater financial and human resources and marketing capabilities, in addition to

                  o        longer operating histories;

                  o        significantly   greater   financial,   technical  and
                           marketing resources;

                  o        greater name recognition;

                  o        a larger installed base of customers and products;

                  o well-established relationships with our current and potential customers; and

                  o        extensive knowledge of the industry.

                  As such, Trinitech may not be able to compete successfully against our current and future competitors. Furthermore, competitive pressures we face may materially adversely affect our business, operating results and financial condition.

          IF OUR PRODUCTS CONTAIN ERRORS, WE COULD EXPERIENCE A LOSS OF OR DELAY IN MARKET ACCEPTANCE OR OTHERWISE RESULT IN LITIGATION, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

                  Our products are complex and may contain undetected errors or failures when we first introduce them or at a later time. If our products contain errors, we could experience a loss of or delay in market acceptance, which could materially adversely affect our business, operating results and financial condition. While we have not experienced product liability claims to date, our business may entail the risk of such claims. A successful product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition.

         SHARES ELIGIBLE FOR FURTHER SALE COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  The sale of any substantial number of shares of our common stock may have a depressive effect on the market price of our common stock. As of the date of this prospectus, 912,581 shares of the restricted securities we have issued are eligible for resale under Rule 144. This number does not include the shares of common stock covered by this prospectus. Any such sale, particularly if large in volume, could have a material adverse effect on the market for and price of shares of common stock.

         CERTAIN PROVISIONS OF STATE LAW, IN ADDITION TO OUR SHAREHOLDER RIGHTS PLAN, MAY PREVENT OR HINDER CHANGE IN CONTROL OF THE COMPANY AND MAY REDUCE THE POSSIBILITY THAT OUR SHAREHOLDERS WILL RECEIVE A PREMIUM ON THEIR SHARES IN CONNECTION WITH ANY SUCH CHANGE IN CONTROL.

                  Our shareholders may be deprived of the opportunity to receive a premium for their shares because of certain provisions of the New York Business Corporation Law and our shareholder rights plan. These provisions may, among other things, delay or prevent a change in control of Trinitech or a change in our management, or restrict the ability of our shareholders to authorize a merger or other business combination. These provisions are expected to encourage persons seeking to acquire control of Trinitech to consult first with the Board of Directors to negotiate the terms of any proposed merger or other business combination.

         SHARES ISSUABLE UPON THE EXERCISE OF CERTAIN OPTIONS AND WARRANTS COULD ADVERSELY AFFECT THE PREVAILING MARKET PRICE OF THE COMMON STOCK.

                  We have outstanding options and warrants to purchase an aggregate of 1,705,556 shares of our common stock at a weighted average exercise price of $7.16 per share. The exercise of all of outstanding warrants and options would dilute the then-existing shareholders' percentage ownership of our common stock, and any sales in the public market could adversely affect prevailing market prices for our common stock. Moreover, the terms upon which we would be able to obtain additional equity capital could be adversely affected since the holders of such securities can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to than those provided by such securities.

         OUR BUSINESS AND OPERATIONS MAY BE NEGATIVELY AFFECTED BY "YEAR 2000" COMPLIANCE ISSUES.

                  Trinitech is aware of industry wide issues related to Year 2000 that are associated with the programming code in computer systems. Systems that do not properly recognize the Year 2000 could generate erroneous data or cause a system to fail. Trinitech completed a Year 2000 plan consisting of several phases which include, risk assessment, manual and automated review of programming code, baseline testing, unit testing, integrated testing and a review of third party products.

                  Trinitech successfully participated in an industry wide Year 2000 testing between March and April of 1999. The objective of these tests was to ensure our customer base would be in full Year 2000 compliance before the end of the year. To date, Trinitech has already issued Year 2000 enhancements to our customers. These tests did not reveal any significant software errors. Trinitech has established a Year 2000 Quality Assurance Team that will stay in place well into the year 2000.

                  It is possible that a significant amount of litigation will arise out of Year 2000 compliance issues. Trinitech has established a workable plan and Quality Assurance team to help minimize these risks. Because of the unprecedented nature of such litigation, it is uncertain whether such issues may affect Trinitech. Therefore, there can be no assurance that Trinitech will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in Trinitech's internal systems or in third party systems that Trinitech employs.

                           FORWARD LOOKING STATEMENTS

                  Certain forward-looking statements, including statements regarding our expected financial position, business and financing plans are contained in this prospectus or are incorporated in documents annexed as exhibits to this prospectus. These forward-looking statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans" and "anticipate" and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, under "Risk Factors." All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock is listed on the American Stock Exchange and such reports and other information may also be inspected at the offices of AMEX at 86 Trinity Place, New York, NY 10006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

                  (1) Our Annual Report on Form 10-KSB for the year ended December 31, 1998;

                  (2) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1999 and June 30, 1999; and

                  (3) Our Application for Registration of our common stock on Form 8- A dated August 27, 1993.

                  You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

                           Trinitech Systems, Inc.
                           333 Ludlow Street
                           Stamford, CT 06902
                           Attention: Chief Financial Officer
                           (203) 425-8000

                              ABOUT THIS PROSPECTUS

                   This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. You should not assume that the information in this prospectus or any supplement is accurate as of any other date than the date on the front of those documents. For further information with respect to Trinitech and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                                 USE OF PROCEEDS

                   The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the shareholders that offer and sell their shares.

                               SELLING SHAREHOLDER

                  The selling shareholder has informed us that the name, maximum number of shares of common stock to be sold and total number of shares of common stock which the selling shareholder owns is as set forth in the following table. The selling shareholder may sell all or part of its shares of common stock registered pursuant to this prospectus. The person named in the table, to our knowledge, has sole voting and investment power with respect to all shares shown as beneficially owned by it, subject to community property laws where applicable and the footnotes to this table. The calculation of shares of common stock beneficially owned was determined in accordance with Rule 13-3(d) of the Exchange Act.


                                                                                              Number of Common
                                                                                           Shares of Class to be
                                                                                            Beneficially-Owned
                                                                                            After Completion of
                                                                                                the Offering
                                                                                           ----------------------
                                        Number of Common Shares       Maximum Number of
                                      Beneficially Owned Prior to    Shares to be Offered
          Name                               the Offering               for Resale           Number     Percent
-------------------------------              ------------               ----------           ------     -------
Sawtooth Partners, L.P.                         75,000                    75,000               0           *
Sawtooth Offshore Limited                       25,000                    25,000               0           *
Polaris Prime Small Cap Value, L.P.             25,000                    25,000               0           *

---------------
*    Less than 1%

                              PLAN OF DISTRIBUTION

     This offering is self-underwritten; neither the selling shareholders nor we have employed an underwriter for the sale of common stock by the selling shareholders. We will bear all expenses in connection with the preparation of this prospectus. The selling shareholders will bear all expenses associated with the sale of the common stock.

     The selling shareholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

     o On any stock exchange on which the shares of common stock may be listed at the time of sale;
     o   in negotiated transactions;
     o   in the over-the-counter market; or
     o   in a combination of any of the above transactions.

     The selling shareholders may offer their shares of common stock at any of the following prices:

     o   Fixed prices which may be changed;
     o   market  prices  prevailing at the time of sale;
     o   prices related to such  prevailing  market  prices; or
     o   at negotiated prices

     The selling shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Compensation as to particular broker dealers may be in excess of customary commissions.

     Any broker-dealer acquiring common stock from the selling shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock Exchange or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling shareholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling shareholders and applicable transfer taxes, are payable by the selling shareholders.

     The selling shareholders reserve the right to accept, and together with any agent of the selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

     We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock may not simultaneously engage in market making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition, the selling shareholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b- 2, 10b-6 and 10b-7. Such provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or any such other person. This may affect the marketability of the common stock and the brokers' and dealers' ability to engage in market making activities with respect to the common stock.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the shares offered hereby have been passed upon for Trinitech by Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022. Certain partners of Olshan Grundman Frome Rosenzweig & Wolosky LLP own shares of common stock of Trinitech.

                                    EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or solicitation by anyone in any state in which such person is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of _______________, 1999.

                                 125,000 SHARES

                             TRINITECH SYSTEMS, INC.

                                  COMMON STOCK


                                 ---------------
                                   PROSPECTUS
                                 ---------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:


SEC Registration Fee........................              $  957.71
Accounting Fees and Expenses................               1,500.00
Legal Fees and Expenses.....................              15,000.00
Blue Sky Fees and Expenses..................               2,000.00
Miscellaneous Expenses......................               5,042.29
                                                      -------------
Total.......................................             $24,500.00
                                                      =============


Item 15.          Indemnification of Directors and Officers

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The Company's by-laws provide that every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives shall be indemnified and held harmless from and against (a) any liability and all costs, charges and expenses that he sanctions or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company.

         The Company maintains a $1,000,000 directors and officers liability insurance policy.


Item 16.          Exhibits.

         Exhibit Index

Exhibit

     3.1          Articles of Incorporation of Trinitech Systems,  Inc. (Exhibit
                  3.1 to Registrant's Form 10 filed March 5, 1993)

     3.2 By-Laws of Trinitech Systems, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
     4.1 Certificate of Designation of Series A Preferred Stock (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
     4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Registrant's Annual Report on Form 10K for the fiscal year ended December 31, 1993).
     4.3 Rights Agreement, dated as of September 1, 1997, between the Registrant and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (Exhibit 1 to the Registrant's Form 8-A filed September 10, 1997)
     5.1          Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  (to be filed by amendment)
     23.1         Consent of Independent Public Accountants
     23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)
     24.1         Powers of Attorney (included on Page II-4)

Item 17.          Undertakings

     The undersigned registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut on this 13th day of October, 1999.

                                            TRINITECH SYSTEMS, INC.


                                            By: /s/ Peter Kilbinger Hansen
                                                --------------------------------
                                                Name:  Peter Kilbinger Hansen
                                                Title: Chairman of the Board and
                                                       President
                                                       (Chief Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Peter Kilbinger Hansen and Richard A. Castillo his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                    Title                             Date
----------                    -----                             ----

/s/ Peter Kilbinger Hansen
--------------------------   Chairman of the Board             October 13, 1999
Peter Kilbinger Hansen       (Principal Executive Officer)

/s/ Richard A. Castillo
--------------------------   Chief Financial Officer           October 13, 1999
Richard A. Castillo          (Principal Accounting Officer)

/s/ Dr. John H. Chapman
--------------------------   Director                          October 13, 1999
Dr. John H. Chapman

/s/ Craig M. Shumate
--------------------------   Director                          October 13, 1999
Craig M. Shumate

/s/ Carl E. Warden
------------------------     Director                          October 13, 1999
Carl E. Warden

                                  Exhibit Index

Exhibit

    3.1 Articles of Incorporation of Trinitech Systems, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5, 1993)
     3.2 By-Laws of Trinitech Systems, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993)
     4.1 Certificate of Designation of Series A Preferred Stock (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993)
     4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Registrants' Annual Report on Form 10K for the fiscal year ended December 31,
            1993).
     4.3 Rights Agreement, dated as of September 1, 1997, between the Registrant and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (Exhibit 1 to the Registrant's Form 8-A filed September 10,
            1997)
     5.1    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
            (to be filed by amendment)
     23.1   Consent of Independent Public Accountants
     23.2 Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)
     24.1   Powers of Attorney (included on Page II-4)